Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of July 1, 2008 (the “Amendment Date”) by and between LiveDeal, Inc., a Nevada corporation (the “Company”) and Mike Edelhart (“Executive”).

RECITALS

A.           The Company and Executive are parties to that certain Employment Agreement dated as of June 1, 2008 (the “Employment Agreement”), which set forth the terms of Executive’s employment as interim Chief Executive Officer of the Company.

B.           The Company and Executive desire to amend the Employment Agreement to extend the term of Executive’s appointment as interim Chief Executive Officer of the Company, and to modify certain other provisions of the Employment Agreement, as described in this Amendment.

In consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

1.            Amendment to Section 1 (Employment) of Employment Agreement.  Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“1.            Employment.  The Company hereby agrees to employ Executive, and Executive hereby agrees to serve, subject to the provisions of the Agreement, as an employee of the Company in the position of interim Chief Executive Officer.  Executive will perform all services and acts reasonably necessary to fulfill the duties and responsibilities of his position and will render such services on the terms set forth herein and will report to the Company’s Board of Directors (the “Board”).  During the Term (as defined below), Executive will continue to serve as a member of the Board, will be entitled to receive compensation for his Board service, and will be entitled to retain any restricted stock grants granted thereby.  In addition, Executive will have such other executive and managerial powers and duties with respect to the Company as may reasonably be assigned to him by the Board, to the extent consistent with his position and status as set forth above.  From and after July 1, 2008, Executive will be obligated to devote his full time, attention and energies to perform the duties assigned hereunder as interim Chief Executive Officer, and Executive agrees to perform such duties diligently, faithfully and to the best of his abilities.  Notwithstanding the foregoing, Company acknowledges and agrees that during the Term, Executive shall have the right to have a “financial interest” in or serve as a consultant, officer or director of any non-competing business; provided that Executive agrees that engaging in such outside activities shall not interfere with the performance of Executive’s duties hereunder.  Executive acknowledges that any such outside activities that involve an entity other than the Company or its subsidiaries will involve an entity independent of the Company and any actions or decisions Executive takes or makes on behalf of such entity will not be imputed to the Company or its subsidiaries.”

2.            Amendment to Section 2 (Term) of Employment Agreement.  Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“2.             Term.  This Agreement is for the four-month period (the “Term”) commencing on the Effective Date hereof and terminating on September 30, 2008, or upon the date of termination of employment pursuant to Section 7 of this Agreement; provided, however, that the Term may be extended for additional months as mutually agreed to by the parties.”

3.            Amendment to Section 4 (Compensation) of Employment Agreement.  Sections 4(a) and 4(b) of the Employment Agreement are hereby amended and restated in their entirety to read as follows:

“4.             Compensation.

(a)           Salary.  Executive’s salary during the Term will be $70,000 (the “Salary”), payable in accordance with the Company’s regular payroll practices, provided that Executive’s monthly compensation shall be $10,000 for the month of June 2008 and $20,000 for each of the months of July, August and September 2008.

(b)           Performance Bonuses.  Executive will be entitled to receive up to $17,500 of a performance bonus in the event the Company reaches certain performance measures established by the Compensation Committee of the Board or the entire Board.  All bonuses payable under this Section 4(b) will be subject to all applicable withholdings, including taxes.”

4.            Effect of Amendment.  Except as specifically amended by this Amendment, the Employment Agreement remains in full force and effect according to its terms.  Except as specifically provided in this Amendment, nothing contained in this Amendment is intended to affect the parties’ existing or continuing rights or obligations under the Employment Agreement, as modified hereby.

5.            Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

6.            Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of date first above written.

LIVEDEAL, INC., a Nevada corporation	EXECUTIVE
/s/ Gary Perschbacher	/s/ Mike Edelhart
By: Gary Perschbacher	Mike Edelhart
Its: Chief Financial Officer

[First Amendment to Mike Edelhart Employment Agreement]